UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2011

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2011, Carpenter Technology Corporation, a Delaware corporation (the “Company”), Hawke Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), Latrobe Specialty Metals, Inc., a Delaware corporation (“Latrobe”), Watermill Toolrock Partners, L.P., a Delaware limited partnership (“Watermill”), solely as the representative of the Watermill equityholders, and HHEP-Latrobe, L.P., a Delaware limited partnership (“Hicks”), solely as the representative of the Hicks equityholders, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Acquisition Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into Latrobe, and Latrobe will be the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

Under the Merger Agreement, the Company will issue 8.1 million shares of the Company common stock to Latrobe’s stockholders, subject to certain adjustments for working capital and other items. The Company will assume all third party indebtedness incurred by Latrobe, and pay all fees and expenses incurred by Latrobe prior to the Merger in connection with prior proposed securities offerings; provided, however, if the amount of Latrobe’s indebtedness assumed by the Company exceeds $160 million, or the amount of Latrobe’s prior securities offering related expenses paid by the Company exceeds $4 million, such excess amounts shall reduce the number of shares of Company common stock to be issued to Latrobe’s stockholders. In addition, the Company will pay all transaction related expenses of Latrobe; provided, however, that any such amounts in excess of $10 million may reduce the number of shares of Company common stock to be issued to Latrobe’s stockholders.

Under the Merger Agreement, a portion of the shares to be issued as merger consideration will be placed into escrow to secure Latrobe’s indemnification obligations and to account for pension funding issues of Latrobe. An indemnity escrow equal to $50 million worth of the Company common stock will be created to cover general indemnification claims including, without limitation, (i) misrepresentations and breaches of Latrobe’s warranties and (ii) breaches or nonperformance of any of Latrobe’s covenants or agreements. Assuming no claims are asserted, half of the indemnity escrow will be released on the first anniversary of the closing and the remaining shares will be released after 24 months. An additional 300,000 shares will be placed into a pension escrow account in connection with Latrobe’s Pension Funding Issues. The shares of Company common stock will be released from the pension escrow over a period of 5 years following closing based on the level of a particular fixed income index over such 5-year period.

The Merger Agreement contains customary representations, warranties and covenants by Latrobe and the Company. Latrobe has agreed, among other things, (i) to conduct its and its subsidiaries’ businesses in the ordinary course consistent with past customs and practice; (ii) to obtain requisite stockholder approval; and (iii) not to solicit alternative transactions. Each of the parties to the Merger Agreement covenants to use commercially reasonable efforts to cause the Merger to be consummated.

The Merger Agreement has been approved by the respective boards of directors of the Company and Latrobe, and the consummation of the transactions contemplated thereby is subject to certain conditions, such as receipt of applicable antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

The Company has agreed that upon consummation of the Merger and until the Company’s 2014 annual meeting of stockholders, certain of Latrobe’s stockholders will designate two persons who will be appointed to the Company’s board of directors. Certain of Latrobe’s stockholders (including those that have the right to designate directors to the Company’s board of directors) will, upon consummation of the Merger, agree (i) that during the time that such Latrobe stockholders may appoint designees to the

Company’s board of directors (or shorter in the event such designees resign from the Company’s board of directors) they will vote the shares of the Company’s common stock in favor of the Company’s nominees for directors and not contrary to the recommendations of the Company’s board of directors on other matters, and (ii) for a period of five years following the consummation of the Merger they will not acquire any additional shares of the Company’s common stock or, with limited exceptions, sell their shares of the Company’s common stock where the result of such sale would be for a third party to own more than 5% of the Company’s outstanding common stock. The Company has also agreed to grant limited registration rights in favor of such Latrobe stockholders.

The Merger Agreement may be terminated by Latrobe or the Company in the event the consummation of the Merger has not occurred by September 30, 2011 (“Termination Date”) and the cause for the consummation not occurring is not the terminating party; provided, however, if the Merger has not been consummated solely because the applicable antitrust approvals have not been received, and all other conditions to consummation of the Merger have been satisfied or waived, then the “Termination Date” shall be January 16, 2012. Latrobe also may terminate the Merger Agreement at any time after October 31, 2011 because the applicable antitrust approvals have not been received, although the Company may override such termination. If the override right is exercised and the Merger is not consummated by January 16, 2012, the Company shall be required to pay Latrobe a $5 million Fee. In addition, if the Merger Agreement is terminated by Latrobe because applicable antitrust approvals have not, or cannot, be obtained, the Company agreed to reimburse Latrobe for its reasonable out-of-pocket costs related to seeking the applicable antitrust approvals. The Company may terminate the Merger Agreement if certain due diligence information to be provided within ten business days after the execution of the Merger Agreement leads the Company to believe that Latrobe will not be able to meet certain closing conditions.

The foregoing summary of the Merger Agreement, the Merger and the agreements the Company will enter into with certain of Latrobe’s stockholders does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The Merger Agreement has been included with this Current Report on Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Acquisition Sub, or Latrobe, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement, and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Acquisition Sub, or Latrobe, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, Latrobe or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On June 20, 2011, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto. On the same date the Company also issued a presentation to investors providing a summary of the transaction, a copy of which is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 20, 2011, by and among Carpenter Technology Corporation, Hawke Acquisition Corp., HHEP-Latrobe, L.P., and Watermill-Toolrock Partners, L.P.

99.1	Press Release dated June 20, 2011

99.2	Presentation to Investors dated June 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
Name: James D. Dee
Title: Vice President, General Counsel and Secretary

Date: June 20, 2011

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 20, 2011, by and among Carpenter Technology Corporation, Hawke Acquisition Corp., HHEP-Latrobe, L.P., and Watermill-Toolrock Partners, L.P.

99.1	Press Release dated June 20, 2011

99.2	Presentation to Investors dated June 20, 2011